Exhibit 99(h)(3)(g)

SCHEDULE A
TRANSAMERICA SERIES TRUST
OPERATING EXPENSE LIMITS

          This Agreement relates to the following Funds of the Company as of May 1, 2010:

FUND NAME	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH	EXPENSE LIMIT
Transamerica AEGON High Yield Bond VP	April 30, 2011	1.05%
Transamerica Asset Allocation – Conservative VP	April 30, 2011	0.25%
Transamerica Asset Allocation – Growth VP	April 30, 2011	0.25%
Transamerica Asset Allocation – Moderate Growth VP	April 30, 2011	0.25%
Transamerica Asset Allocation – Moderate VP	April 30, 2011	0.25%
Transamerica Balanced VP	April 30, 2011	1.20%
Transamerica BlackRock Global Allocation VP	April 30, 2011	0.25%
Transamerica BlackRock Large Cap Value VP	April 30, 2011	1.00%
Transamerica BlackRock Tactical Allocation VP	April 30, 2011	0.25%
Transamerica Clarion Global Real Estate Securities VP	April 30, 2011	1.00%
Transamerica Convertible Securities VP	April 30, 2011	1.25%
Transamerica Diversified Equity VP	April 30, 2011	0.85%
Transamerica Efficient Markets VP	April 30, 2011	0.52%
Transamerica Federated Market Opportunity VP	April 30, 2011	1.00%
Transamerica Focus VP	April 30, 2011	0.90%
Transamerica Foxhall Emerging Markets/Pacific Rim VP	April 30, 2011	1.00%
Transamerica Foxhall Global Conservative VP	April 30, 2011	1.00%
Transamerica Foxhall Global Growth VP	April 30, 2011	1.00%
Transamerica Foxhall Global Hard Asset VP	April 30, 2011	1.00%
Transamerica Growth Opportunities VP	April 30, 2011	1.15%
Transamerica Hanlon Balanced VP	April 30, 2011	1.00%
Transamerica Hanlon Growth and Income VP	April 30, 2011	1.00%
Transamerica Hanlon Growth VP	April 30, 2011	1.00%
Transamerica Hanlon Managed Income VP	April 30, 2011	1.00%
Transamerica Index 100 VP	April 30, 2011	0.40%
Transamerica Index 35 VP	April 30, 2011	0.37%
Transamerica Index 50 VP	April 30, 2011	0.37%
Transamerica Index 75 VP	April 30, 2011	0.37%
Transamerica International Moderate Growth VP	April 30, 2011	0.25%
Transamerica Jennison Growth VP	April 30, 2011	0.94%
Transamerica JPMorgan Core Bond VP	April 30, 2011	0.70%
Transamerica JPMorgan Enhanced Index VP	April 30, 2011	0.84%
Transamerica JPMorgan Mid Cap Value VP	April 30, 2011	1.00%
Transamerica MFS International Equity VP	April 30, 2011	1.125%
Transamerica Money Market VP	April 30, 2011	0.57%
Transamerica Morgan Stanley Active International Allocation VP	April 30, 2011	1.07%
Transamerica Morgan Stanley Mid-Cap Growth VP	April 30, 2011	1.00%
Transamerica Multi Managed Large Cap Core VP	April 30, 2011	0.84%
Transamerica PIMCO Total Return VP	April 30, 2011	1.20%
Transamerica ProFund UltraBear VP	April 30, 2011	0.98%
Transamerica Small/Mid Cap Value VP	April 30, 2011	0.89%

Transamerica Strategic Selection Fund VP	April 30, 2011	0.10%
Transamerica T. Rowe Price Small Cap VP	April 30, 2011	1.00%
Transamerica Third Avenue Value VP	April 30, 2011	1.00%
Transamerica U.S. Government Securities VP	April 30, 2011	0.63%
Transamerica WMC Diversified Growth II VP	April 30, 2011	0.30%
Transamerica WMC Diversified Growth VP	April 30, 2011	0.85%

SCHEDULE B
TRANSAMERICA SERIES TRUST
FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica AEGON High Yield Bond VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Balanced VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Convertible Securities VP
Transamerica Diversified Equity VP
Transamerica Efficient Markets VP
Transamerica Federated Market Opportunity VP
Transamerica Focus VP
Transamerica Focus VP
Transamerica Foxhall Emerging Markets/Pacific Rim VP
Transamerica Foxhall Global Conservative VP
Transamerica Foxhall Global Growth VP
Transamerica Foxhall Global Hard Asset VP
Transamerica Growth Opportunities VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Managed Income VP
Transamerica Index 100 VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica MFS International Equity VP
Transamerica Money Market VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi Managed Large Cap Core VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP
Transamerica Small/Mid Cap Value VP
Transamerica Strategic Selection Fund VP
Transamerica T. Rowe Price Small Cap VP

Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica WMC Diversified Growth II VP
Transamerica WMC Diversified Growth VP